UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

New 364-Day Credit Agreement

On January 31, 2023, Dollar General Corporation (the “Company”) entered into an unsecured 364-day credit agreement (the “364-Day Credit Agreement”) with the initial lenders named therein, and Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, Citibank, N.A., BofA Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, and U.S. Bank National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, Bank of the West, Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Regions Bank, and Truist Bank, as co-documentation agents, providing for a $750 million unsecured 364-day revolving credit facility (the “364-Day Revolving Facility”).

Borrowings under the 364-Day Revolving Facility bear interest at a rate equal to an applicable interest rate margin plus, at the Company’s option, either (a) Adjusted Term SOFR (which is Term SOFR (as defined in the 364-Day Credit Agreement) plus a credit spread adjustment of 0.10%, but in no event less than 0%) or (b) a base rate (which is the highest of (i) Citibank’s publicly announced “base rate”, (ii) the federal funds rate plus 0.5% and (iii) Adjusted Term SOFR for an interest period of one month, (but in no event less than 0%) plus 1.00%). The Company is also required to pay a facility fee to the lenders under the 364-Day Revolving Facility for any used and unused commitments. As of January 31, 2023, the applicable interest rate margin for Adjusted Term SOFR loans is 1.035% and the facility fee rate is 0.090% per annum. The applicable interest rate margins for borrowings and the facility fees under the 364-Day Credit Agreement are subject to adjustment from time to time based on the Company’s long-term senior unsecured non-credit-enhanced debt ratings.

The Company may voluntarily repay outstanding loans under the 364-Day Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to Adjusted Term SOFR loans.

The 364-Day Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, restrict, subject to certain exceptions, the Company’s and its subsidiaries’ ability to: incur additional liens; sell all or substantially all of the Company’s assets; consummate certain fundamental changes or change the Company’s lines of business; and incur additional subsidiary indebtedness. The 364-Day Credit Agreement also contains financial covenants that require the maintenance of a minimum fixed charge coverage ratio and a maximum leverage ratio, as well as customary events of default, the occurrence of which could result in amounts borrowed under the 364-Day Revolving Facility becoming due and payable and remaining commitments terminated prior to its January 30, 2024 termination date.

Certain lenders under the 364-Day Credit Agreement and their affiliates have, from time to time, provided investment banking, commercial banking, advisory and other services to the Company and/or its affiliates for which they have received customary fees and commissions and such lenders and their affiliates may provide these services from time to time in the future.

Amendment No. 1 to the 2021 Credit Agreement

On January 31, 2023, the Company also entered into Amendment No. 1 (the “Amendment”) to the unsecured amended and restated credit agreement, dated December 2, 2021 (the “2021 Credit Agreement”, and, as amended by the Amendment, the “Amended 2021 Credit Agreement”), with the lenders named therein, Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, Citibank, N.A., BofA Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, and Fifth Third Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Regions Bank, Truist Bank, U.S. Bank National Association and Wells Fargo Bank, National Association as co-documentation agents. The Amended 2021 Credit Agreement provides for a $2.0 billion unsecured revolving credit facility terminating on December 2, 2026 (the “Revolving Facility”) of which up to $100.0 million is available for letters of credit. The Revolving Facility also includes borrowing capacity available for short-term borrowings referred to as swingline loans.

The Amendment replaced LIBOR with Adjusted Term SOFR as an interest rate benchmark under the Amended 2021 Credit Agreement. Pursuant to the Amendment, borrowings under the Revolving Facility bear interest at a rate equal to an applicable interest rate margin plus, at the Company’s option, either (a) Adjusted Term SOFR (which is Term SOFR (as defined in the Amended 2021 Credit Agreement) plus 0.10%, but in no event less than 0%) or (b) a base rate (which is the highest of (i) Citibank’s publicly announced “base rate”, (ii) the federal funds rate plus 0.5% and (iii) Adjusted Term SOFR for an interest period of one month, (but in no event less than 0%) plus 1.00%). The applicable interest rate margins for borrowings and the facility fees under the Amended 2021 Credit Agreement are subject to adjustment from time to time based on the Company’s long-term senior unsecured non-credit-enhanced debt ratings.

Certain lenders under the Amended 2021 Credit Agreement and their affiliates have, from time to time, provided investment banking, commercial banking, advisory and other services to the Company and/or its affiliates for which they have received customary fees and commissions and such lenders and their affiliates may provide these services from time to time in the future.

A copy of the 2021 Credit Agreement, the Amendment and the 364-Day Credit Agreement are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The descriptions of the 2021 Credit Agreement, the Amendment and the 364-Day Credit Agreement in this report are summaries and are qualified in their entirety by the terms of the 2021 Credit Agreement, the Amendment and the 364-Day Credit Agreement attached hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated as of December 2, 2021, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto (incorporated by reference to Exhibit 4.1 to Dollar General Corporation’s Current Report on Form 8-K dated December 3, 2021, filed with the SEC on December 3, 2021 (file no. 001-11421))

4.2	Amendment No. 1 to the Credit Agreement, dated as of January 31, 2023, among Dollar General Corporation, as borrower, Citibank N.A., as administrative agent, and the other credit parties and lenders party thereto

4.3	364-Day Credit Agreement, dated as of January 31, 2023, by and among Dollar General Corporation, as borrower, Citibank, N.A. as administrative agent, and the other credit parties and lenders party thereto

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023	DOLLAR GENERAL CORPORATION

	By:	/s/ John W. Garratt
John W. Garratt
President & Chief Financial Officer

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